                         NOTICE OF GUARANTEED DELIVERY

                       REGARDING THE RIGHT TO DEMAND THE
                REDEMPTION OF UP TO 4,883,365 OF THE ISSUED AND
                             OUTSTANDING SHARES OF
                     SCUDDER SPAIN AND PORTUGAL FUND, INC.
                         AT NET ASSET VALUE PER SHARE,
                IN EXCHANGE FOR PORTFOLIO SECURITIES OF THE FUND

     This form must be used to participate in the Redemption Right (as defined below) if a Shareholder's certificates for Shares are not immediately available or if time will not permit the Letter of Transmittal and other required documents to reach the Depositary on or before the Expiration Date. Terms used in this form that are not otherwise defined in this form shall have the meanings specified in the Redemption Right Statement, dated September 2, 1998. This form may be delivered by hand, overnight courier or mail or facsimile transmission to the Depositary at the appropriate address set forth below. Redemption requests using this form may be made only by or through a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States.

                        BOSTON EQUISERVE LP, DEPOSITARY:
                              PHONE 1-800-426-5523

                             Facsimile Copy Number:
                                 (781) 794-6333

                             Confirm By Telephone:
                                 (781) 794-6388

             By Hand:                     By First Class Mail:            By Overnight Certified or
      Securities Transfer &               State Street Bank &               Express Mail Delivery:
     Reporting Services, Inc.                Trust Company                   State Street Bank &
     c/o Boston EquiServe LP            Corporate Reorganization                Trust Company
         1 Exchange Plaza                    P.O. Box 9061                 Corporate Reorganization
      55 Broadway, 3rd Floor             Boston, MA 02205-8686               70 Campanelli Drive
        New York, NY 10006                                                   Braintree, MA 02184

                   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
                     OTHER THAN AS SET FORTH ABOVE DOES NOT
                           CONSTITUTE VALID DELIVERY.

Ladies and Gentlemen:

     The undersigned hereby demands the redemption by Scudder Spain and Portugal Fund, Inc. (the "Fund"), upon the terms and conditions set forth in its Redemption Right Statement dated September 1, 1998 and the related Letter of Transmittal (which together constitute the "Redemption Right"), receipt of which are hereby acknowledged, of the number of Shares specified below and all Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent under the Fund's dividend reinvestment plan according to the guaranteed delivery procedures set forth in Section 2 of the Redemption Right Statement.

Number of Shares Presented for Redemption:
----------------------------------------------------------------------

Certificate Nos. (if available)                                Name(s) of Record Holder(s)
--------------------------------------------------------       --------------------------------------------------------
--------------------------------------------------------       --------------------------------------------------------
                                                               Address: -----------------------------------------------
                                                               --------------------------------------------------------

If Shares will be presented for Redemption by book-entry transfer to the Depository Trust Company, please check box*: [ ]

*Please complete the DTC Delivery Election Form included with your materials and submit it with this Notice of Guaranteed Delivery if you desire to retain ownership of the Portfolio Securities received.

DTC Participant Number: ----------  Area Code and Telephone Number: ------------

     The undersigned also presents for Redemption all uncertificated Shares that may be held in the name(s) of the registered holder(s) by the Fund's transfer agent as part of the Fund's dividend reinvestment plan.

     If the undersigned is the beneficial owner of the Shares being presented for Redemption, the undersigned represents and warrants that such Shares represent all Shares actually owned by the undersigned as of the date of purchase of Shares pursuant to the Redemption Right, and all Shares constructively owned by the undersigned as of such date under Section 318 of the Internal Revenue Code of 1986, as amended, have been or will be presented for Redemption pursuant to the Redemption Right.

Dated: ---------------, 1998     Signature: -------------------------------

                                   GUARANTEE

     The undersigned, a member firm of a registered national securities exchange, or a commercial bank or trust company having an office, branch or agency in the United States, hereby: (a) represents that the above named person(s) "own(s)" the Shares presented for Redemption within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended; (b) represents that the Redemption Request of such Shares complies with Rule 14e-4; and (c) guarantees to deliver to the Depositary certificates representing the Shares presented for Redemption, in proper form for transfer (or to present Shares for Redemption Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company if so specified on the foregoing page), together with a properly completed and executed Letter of Transmittal with any required signature guarantees, and any other required documents, within five New York Stock Exchange trading days after the date of receipt hereof by the Depositary.

Name of Firm:
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                                 (PLEASE PRINT)

Authorized Signature:
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Name:
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                                 (PLEASE PRINT)

Title:
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Name:
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Address:
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                               (INCLUDE ZIP CODE)

Area Code and Telephone Number:
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Dated:
------------------, 1998